UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2022

SERITAGE GROWTH PROPERTIES
(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 355-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the Board of Trustees (the “Board”) of Seritage Growth Properties (the “Company”) elected Adam S. Metz as a trustee of the Company and as a member of Class I of the Board, effective immediately. Mr. Metz will serve on the Board’s Audit Committee and has been added to the Special Committee of the Board overseeing the Company’s previously announced strategic review process.
Mr. Metz currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, four business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, beginning in October 2019, and Galata Acquisition Corporation, since July 2021. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018.  Prior to Carlyle Group, Mr. Metz was Senior Advisor to TPG Capital’s Real Estate Group.  Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy.  Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of  retail real estate assets throughout the United States.  Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First National Bank of Chicago.  He previously served as an independent director on numerous boards including, Forest City, Parkway Properties and Howard Hughes Corporation.  He also serves on the advisory boards of the real estate programs at both Cornell University and Northwestern University and is Vice Chair of the Board of Trustees of the Smithsonian’s Hirshhorn Museum and Sculpture Garden.  Mr. Metz received his Masters of Management degree from Northwestern University and his Bachelor of Arts degree in History from Cornell University.
Mr. Metz was not elected as a trustee of the Company pursuant to any arrangement or understanding with any other person. Mr. Metz has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Metz has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Metz qualifies as “independent” and “financially literate” under the rules of the New York Stock Exchange, including as required to serve as a member of the Audit Committee of the Board.
Mr. Metz will be compensated for serving as a trustee of the Company in the same way as the other non-employee trustees of the Company are compensated, as described in the Company’s proxy statement relating to the 2021 annual meeting of the Company’s shareholders filed with the Securities and Exchange Commission on April 9, 2021.

A copy of the press release, dated March 31, 2021, announcing Mr. Metz’s election as a trustee of the Company, among other matters, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 8.01  Other Events.

On March 31, 2022, the Company further announced that the Board approved a plan to terminate the Company’s election to be treated as a Real Estate Investment Trust (“REIT”) for tax purposes, and instead have the Company be taxed as a C corporation. The election will be retroactively effective as of January 1, 2022. The Company’s press release dated March 31, 2021 is furnished herewith as Exhibit 99.1, and is incorporated into this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 31, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer

Date: March 31, 2022